Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the Fourth Quarter 2013

Quarterly Revenue Increases 31% Year over Year to $44.0 Million

Quarterly Net Income Increases 29% Year over Year to $9.5 Million

MAPLE PLAIN, Minn.—February 11, 2014-- Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced record financial results for the fourth quarter ended December 31, 2013.

Highlights include:

●	Revenue for the fourth quarter of 2013 increased to a record $44.0 million, 31 percent above revenue of $33.6 million in the fourth quarter of 2012.
●	The record quarterly revenue was achieved through a 21 percent increase in the number of product developers served combined with an increase of 9 percent in spending per product developer.
●

Net income for the fourth quarter of 2013 increased to a record $9.5 million, or $0.36 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation, was $10.2 million, or $0.39 per diluted share. See “Non-GAAP Financial Measure” below.

“I am very proud of our many accomplishments in the fourth quarter of 2013, my last as CEO,” said Brad Cleveland, departing President and Chief Executive Officer of Proto Labs. “We were very successful during 2013 on all fronts, including gains with product developers, progress with our Protoworks initiatives, enhancements in our software, exceptional new employees, and of course, successive quarters of record financial results. Our organization is clearly in an excellent condition to transition the CEO position to Vicki Holt.”

Additional highlights include:

●	Gross margin was 62.7 percent of revenue in the fourth quarter of 2013 compared with 62.5 percent during the same quarter in 2012.
●

During the fourth quarter of 2013, spending on research and development, including the Protoworks initiatives, totaled $3.5 million, or 7.9 percent of revenue. This compares to $2.5 million, or 7.5 percent of revenue during the fourth quarter of 2012.

●	Operating margin was 31.5 percent of revenue during the fourth quarter of 2013 compared to 30.5 percent in the fourth quarter of 2012.
●

As measured on a year to date basis, cash generated from operations totaled $48.4 million and expenditures on capital equipment were $18.8 million. Cash and cash equivalents and investments totaled $143.4 million as of December 31, 2013.

“As part of the Proto Labs team for a few days now, I am enjoying getting to know the company and its employees,” said Victoria Holt, current President and Chief Executive Officer. “I am excited by this opportunity at Proto Labs and grateful to the Board of Directors for their confidence in my ability to lead the company to the next level of growth. We have exciting new services rolling out in Protoworks and during the next few months I will be spending time with our sales and marketing teams to gain a clear understanding of our customer base worldwide. I look forward to communicating with our investors the strengths of our business and our plans to drive continued growth and profitability.”

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its fourth quarter financial results today, February 11, 2014 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-299-4454. Outside the U.S. please dial 617-597-5447. Use participant code 14866316#. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc.
Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining and injection molding to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

jack.judd@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$43,039	$36,759
Short-term marketable securities	36,339	25,137
Accounts receivable, net	18,320	15,791
Inventory	5,166	4,619
Other current assets	6,931	7,850
Total current assets	109,795	90,156

Property and equipment, net	56,101	45,316
Long-term marketable securities	64,023	36,965
Other long-term assets	256	285
Total assets	$230,175	$172,722

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$6,455	$4,758
Accrued compensation	6,196	5,995
Accrued liabilities and other	808	513
Current portion of long-term debt obligations	204	273
Total current liabilities	13,663	11,539

Long-term deferred tax liabilities	3,682	3,346
Long-term debt obligations	159	356
Other long-term liabilities	1,028	782

Shareholders' equity	211,643	156,699
Total liabilities and shareholders' equity	$230,175	$172,722

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Protomold	$30,731	$23,674	$115,069	$90,371
Firstcut	13,311	9,942	48,043	35,620
Total revenues	44,042	33,616	163,112	125,991

Cost of revenues	16,427	12,611	61,410	49,853
Gross profit	27,615	21,005	101,702	76,138

Operating expenses
Marketing and sales	6,164	4,658	22,386	18,098
Research and development	3,458	2,515	11,863	9,137
General and administrative	4,119	3,564	16,154	13,957
Total operating expenses	13,741	10,737	50,403	41,192
Income from operations	13,874	10,268	51,299	34,946
Other income, net	129	114	279	23
Income before income taxes	14,003	10,382	51,578	34,969
Provision for income taxes	4,496	2,987	16,301	10,944
Net income	$9,507	$7,395	$35,277	$24,025

Net income per share:
Basic	$0.37	$0.30	$1.40	$1.03
Diluted	$0.36	$0.29	$1.36	$0.98

Shares used to compute net income per share:
Basic	25,506,107	24,557,878	25,198,556	23,373,593
Diluted	26,115,866	25,359,071	25,859,741	24,443,665

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2013	2012

Operating activities
Net income	$35,277	$24,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,569	6,080
Stock-based compensation expense	3,461	3,039
Deferred taxes	467	(583)
Excess tax benefit from stock-based compensation	(9,873)	(6,218)
Amortization of held-to-maturity securities	1,468	369
Loss on disposal of property and equipment	110	154
Changes in operating assets and liabilities	9,962	(1,191)
Net cash provided by operating activities	48,441	25,675

Investing activities
Purchases of property and equipment	(18,753)	(17,397)
Purchases of marketable securities	(106,298)	(84,588)
Proceeds from maturities of marketable securities	66,570	22,368
Net cash used in investing activities	(58,481)	(79,617)

Financing activities
Proceeds from initial public offering, net of offering costs	-	71,530
Proceeds from follow-on offering, net of offering costs	-	2,451
Payments on debt	(258)	(388)
Proceeds from exercises of stock options and other	6,496	2,975
Excess tax benefit from stock-based compensation	9,873	6,218
Net cash provided by financing activities	16,111	82,786
Effect of exchange rate changes on cash and cash equivalents	209	(220)
Net increase in cash and cash equivalents	6,280	28,624
Cash and cash equivalents, beginning of period	36,759	8,135
Cash and cash equivalents, end of period	$43,039	$36,759

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measure
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2013	December 31, 2013
Non-GAAP net income, adjusted for stock-based compensation expense:
GAAP net income	$9,507	$35,277
Add back: Stock-based compensation expense
Cost of revenue	83	316
Marketing and sales	155	610
Research and development	199	754
General and administrative	429	1,781
Total stock-based compensation expense	866	3,461
Less: Tax benefit on stock-based compensation	(223)	(847)
Non-GAAP net income	$10,150	$37,891

Non-GAAP net income per share:
Basic	$0.40	$1.50
Diluted	$0.39	$1.47

Shares used to compute non-GAAP net income per share:
Basic	25,506,107	25,198,556
Diluted	26,115,866	25,859,741

Proto Labs, Inc.
Revenue by Geography - Based on Shipping Location
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Domestic
United States	$31,054	$24,979	$119,870	$94,866
International
Europe	9,653	6,212	31,513	22,517
Japan	1,604	1,396	5,857	4,814
United States	1,731	1,029	5,872	3,794
Total international	12,988	8,637	43,242	31,125
Total revenue	$44,042	$33,616	$163,112	$125,991

Proto Labs, Inc.
Customer Information
(In thousands, except customer amounts)
(Unaudited)

	Year Ended December 31,
	2013		2012
	Number of Customers	Revenue ($)	Number of Customers	Revenue ($)

New customers	3,027	$22,532	2,991	$20,766
Existing customers	5,734	140,580	4,763	105,225
Total	8,761	$163,112	7,754	$125,991

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Unique product developers served	7,290	6,042	16,128	13,454